                            [FRONT OF CERTIFICATE]

[GRAPHIC WHICH CONTAINS: NUMBER]              [GRAPHIC WHICH CONTAINS: SHARES]



                               [FIVE STAR LOGO]

THIS CERTIFICATE IS TRANSFERABLE               SEE REVERSE FOR IMPORTANT NOTICE
 IN CANTON, MA, JERSEY CITY, NJ                  ON TRANSFER RESTRICTIONS AND
         OR NEW YORK, NY                               OTHER INFORMATION

                                                       CUSIP 33832D 10 6

                          FIVE STAR QUALITY CARE, INC.

          A Corporation Formed Under the Laws of the State of Maryland

THIS CERTIFIES THAT

is the owner of

              fully paid and nonassessable shares of Common Stock,
                          $.01 par value per share, of

                          FIVE STAR QUALITY CARE, INC.

(the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the "Charter") and the Bylaws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.

                                 CERTIFICATE OF STOCK

Dated:

                               (seal of the corporation)

Countersigned and Registered:
     EQUISERVE TRUST COMPANY, N.A.                    /s/ Evrett W. Benton
                              Transfer Agent            President
                               and Registrar

By:                                                   /s/ Bruce J. Mackey Jr.
                     Authorized Signature               Treasurer

     [The borders of the front of the Certificate contain a graphic design]

                            [REVERSE OF CERTIFICATE]

                          FIVE STAR QUALITY CARE, INC.

                                IMPORTANT NOTICE

     The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series,
(i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Charter of the Corporation, a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

     The shares of Capital Stock represented by this certificate are subject to restrictions on Constructive Ownership and Transfer primarily for the purpose of assisting Senior Housing Properties Trust, a Maryland real estate investment trust, in maintaining its status as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). Except as expressly provided in the Corporation's Charter, (i) no Person may Constructively Own shares of Common Stock of the Corporation in excess of 9.8 percent (in value or number of shares, whichever is more restrictive) of the outstanding shares of Common Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable) or an Excluded Holder (in which case the Excluded Holder Limit shall be applicable); and (ii) with respect to any class or series of shares of Capital Stock other than Common Stock, no Person may Constructively Own more than 9.8 percent (in value or number of shares, whichever is more restrictive) of the outstanding shares of such class or series of such Capital Stock of the Corporation (collectively, (i) and (ii) are referred to herein as the "Ownership Limit"), unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable) or an Excluded Holder (in which case the Excluded Holder Limit shall be applicable). Notwithstanding the foregoing, commencing at the time at which the distribution by Senior Housing Properties Trust, a Maryland real estate investment trust, of the Capital Stock of the Corporation (the "Distribution") is effective, no Excluded Holder shall Constructively Own shares of Capital Stock in excess of the Excluded Holder Limit for such Excluded Holder. An "Excepted Holder" means a stockholder of the Corporation for whom an Excepted Holder Limit is created by the Board of Directors. An "Excluded Holder" means any Person who acquires Constructive Ownership of shares of Common Stock solely by reason of the Transfer of Common Stock in the Distribution and who, immediately following the Distribution, Constructively Owns shares of Common Stock in excess of the Ownership Limit solely by reason of the Transfer of Common Stock in the Distribution. The "Excluded Holder Limit" means, with respect to any Excluded Holder, the shares of Capital Stock that such Excluded Holder was considered to Constructively Own immediately following the Distribution solely by reason of the Distribution (taking into account only such shares of Capital Stock and no other shares as to which such Person may thereafter become, for any reason, the Constructive Owner), provided, however, that (i) if the amount of shares of Capital Stock such Excluded Holder is considered to Constructively Own decreases by disposition or otherwise, but remains higher than the Ownership Limit, then such decreased amount shall become the Excluded Holder Limit, and (ii) if at any time the Excluded Holder Limit for any Excluded Holder would be less than the Ownership Limit, such Excluded Holder shall cease to be an Excluded Holder and the Ownership Limit shall thereafter apply to such Person. Any Person who Constructively Owns or attempts to Constructively Own shares of Capital Stock which cause or will cause a Person to Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on Transfer are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Charitable Trustee of a Charitable Trust for the benefit (except as otherwise provided in the Charter of the Corporation) of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab Initio. A Person who attempts to Constructively Own shares of Capital Stock in violation of the Transfer restrictions described above shall have no claim, cause of action or any recourse whatsoever against a transferor of such shares of Capital Stock. All capitalized terms in this legend have the meanings defined in the Corporation's Charter, as the same may be amended from time to time, a copy of which, including the restrictions on Transfer, will be furnished to each holder of shares of Capital Stock of the Corporation on request and without charge.

                      ------------------------------------

          KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN
      OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A
            CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

                      ------------------------------------

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM - as tenants in common                  UNIF GIFT MIN ACT- ________Custodian_________
     TEN ENT - as tenants by the entireties                              (Cust)           (Minor)
     JT TEN  - as joint tenants with right of                      under Uniform Gifts to Minors Act of
               survivorship and not as tenants
               in common                                           ____________________________________
                                                                               (State)
     Additional abbreviations may also be used though not in the above list.


     FOR VALUE RECEIVED,________________________ HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
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----------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 (Please Print or Typewrite Name and Address, including Zip Code, of Assignee)

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----------------------------------------------------------(------------) shares of Common Stock of the Corporation represented by this Certificate and do hereby irrevocably constitute and appoint

---------------------------------------------------------------------- attorney to transfer the said shares of Common Stock on the books of the Corporation, with full power of substitution in the premises.

Dated
     ----------------------

                                        ---------------------------------------
                                        NOTICE: THE SIGNATURE TO THIS ASSIGNMENT
                                        MUST CORRESPOND WITH THE NAME AS WRITTEN
                                        UPON THE FACE OF THE CERTIFICATE IN
                                        EVERY PARTICULAR, WITHOUT ALTERATION
                                        OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED
                        ---------------------------------------------------
                        THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.